UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026 (May 1, 2026)

HELIX ENERGY SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3505 West Sam Houston Parkway North
Suite 400
Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2026, Helix Alliance Decom, LLC, a Delaware limited liability company (“Seller”), a wholly owned subsidiary of Helix Energy Solutions Group, Inc., a Minnesota corporation (NYSE: HLX) (“Helix” or the “Company”), entered into an equity purchase agreement (the “Equity Purchase Agreement”) with C-Dive, L.L.C., a Louisiana limited liability company (“Purchaser”), and completed the sale of all the equity interests of the Alliance group of companies, Helix’s Gulf of America-focused Shallow Water Abandonment business (collectively “Alliance”), to Purchaser for cash consideration of $107.5 million, subject to customary post-closing adjustments (the “Transaction”). Helix was a party to the Equity Purchase Agreement solely for purposes of Sections 6.09(c)(iv) (restrictive covenants) and Section 6.15 (guarantee of Seller’s obligations) under the Equity Purchase Agreement.

The Equity Purchase Agreement contains certain customary representations and warranties of the Seller. The Equity Purchase Agreement also contains customary covenants and agreements. The Purchaser will be able to make claims for losses arising out of breaches of the representations and warranties of Seller against a representations and warranties insurance policy (the “R&W Insurance Policy”) obtained by Purchaser and against Seller with respect to claims for losses arising out of breaches of certain fundamental representations and warranties (after such time, if any, as the R&W Insurance Policy limit has been reached), tax covenant claims and other customary indemnification matters specifically set forth in the Equity Purchase Agreement, in each case, subject to the terms and limitations set forth in the Equity Purchaser Agreement.

The foregoing description of the Equity Purchase Agreement is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the Transaction, the Alliance group of companies were released as guarantors to the Indenture, dated as of December 1, 2023, by and among Helix, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., pursuant to the Second Supplemental Indenture, dated as of May 1, 2026 (the “Supplemental Indenture”). The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On May 4, 2026, the Company issued a press release announcing the Transaction. The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
4.1	Supplemental Indenture dated May 1, 2026.
10.1	Equity Purchase Agreement dated May 1, 2026.
99.1	Press Release of Helix Energy Solutions Group, Inc., dated May 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2026
HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Erik Staffeldt
Erik Staffeldt
Executive Vice President and Chief Financial Officer